OLYMPIC ENTERTAINMENT GROUP, INC.
                            2004 EMPLOYEE/CONSULTANT
                              STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Plan is to provide compensation and incentives in the form of shares of the $.01 par value common stock ("Common Stock") of Olympic Entertainment Group, Inc., a Nevada corporation ("the Company") to eligible employees or consultants that have previously rendered services or that will render services during the term of this Employee/Consultant Stock Incentive Plan (hereinafter referred to as "the Plan").

2. Administration

(a) This Plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of this Plan. The Company's Secretary, John Holt Smith, shall act as the plan administrator ("Plan Administrator"), and will make initial determinations as to which consultants, employees or advisors will be considered eligible to receive shares under this Plan, and will provide a list to the Board of Directors. All final determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board.

Subject to the Corporation's Bylaws, all decisions made by the Directors in selecting eligible employees and consultants, establishing the number of shares, and construing the provisions of this Plan shall be final, conclusive and binding on all persons including the Corporation, shareholders, employees and consultants.

(b) The Board of Directors may from time to time appoint a Plan Committee and may delegate to such Committee power to select the particular consultants that are to receive shares, and to determine the number of shares to be allocated to each such eligible party.

(c) If the Securities and Exchange Commission's rules or regulations relating to the issuance of Common Stock under a Form S-8 should change during the terms of this Plan, the Board of Directors shall have the power to alter this Plan to conform to such changes.

3. Eligibility

Shares shall be granted only to the Company's employees and consultants that are within that class for which registration on Form S-8 is applicable.

4. Shares Subject to the Plan

The total number of shares of Common Stock to be subject to this Plan is 500,000. The shares subject to the Plan will be registered with the SEC on or about June 2, 2004 in a Registration Statement on Form S-8.

5. Death of Employee or Consultant

If an employee or consultant dies while he is an employee or consultant of the Company of any subsidiary, or within 90 days after such termination, the shares, to the extent that the employee or consultant was to be issued shares under the plan, may be issued to his personal representative or the person or persons to whom his rights under the plan shall pass by his will or by the applicable laws of descent and distribution.


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6. Termination of Employee or Consultant, Retirement or Disability

If an employee or consultant shall cease to be retained by the Company for any reason (including retirement and disability) other than death after he shall have continuously been so retained for his specified term, he may, but only within the three-month period immediately following such termination, request his pro-rata number of shares for his services already rendered.

7. Termination of the Plan

This Plan shall terminate one year after its adoption by the Board of Directors. At such time, any shares which remain unsold shall be removed from registration by means of a post-effective amendment to the Form S-8.

8. Effective Date of the Plan

This Plan shall become effective upon its adoption by the Board of Directors.




                            CERTIFICATION OF ADOPTION
                           (By the Board of Directors)


The undersigned, being the President and Chief Executive Officer of Olympic Entertainment Group, Inc., a Nevada corporation, hereby certifies that the foregoing Plan was adopted by a unanimous vote of the Board of Directors on June 2, 2004.


/s/ Dominic Orsatti
-------------------------------
Dominic Orsatti
President, Chief Executive Officer